SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
       Exchange Act of 1934 (Amendment No  )

Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Section 240.4a-12 or Section 240.14a-12

           HARNISCHFEGER INDUSTRIES, INC.
  (Name of Registrant as Specified in its Charter)


-----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------

     (2)  Aggregate number of securities to which
          transactions applies:

     -------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------

     (4)  Proposed maximum aggregate value of
          transaction:

     -------------------------------------------------

     (5)  Total fee paid:

     -------------------------------------------------

/ /  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                              -------------------
     2)   Form, Schedule or Registration Statement No.:
          -------------------------------------------

     3)   Filing Party:
                     ------------------------------

     4)   Date Filed:
                    -------------------------------

HARNISCHFEGER INDUSTRIES, INC.



























                              Notice of 1998
                              Annual Meeting of
                              Stockholders and
                              Proxy Statement

CONTENTS




NOTICE OF ANNUAL MEETING


PROXY STATEMENT

     INTRODUCTION                             1

     PRINCIPAL STOCKHOLDERS AND STOCK
          OWNERSHIP OF EXECUTIVE
          OFFICERS AND DIRECTORS              2

     ELECTION OF DIRECTORS                    6

     CONTINUING DIRECTORS                     8

     BOARD MEETINGS, COMMITTEES
          AND COMPENSATION                   11

     EMPLOYMENT CONTRACTS AND TERMINATION
          OF EMPLOYMENT AND CHANGE-
          IN-CONTROL ARRANGEMENTS;
          TRANSACTIONS WITH
            MANAGEMENT                       13

     SUMMARY COMPENSATION TABLE              14

     HUMAN RESOURCES COMMITTEE REPORT
          ON EXECUTIVE COMPENSATION          16

     PERFORMANCE GRAPH                       19

     PENSION PLAN TABLE                      20

     OPTION EXERCISES AND FISCAL
          YEAR-END VALUES                    21

     LONG-TERM INCENTIVE COMPENSATION        22

     OTHER INFORMATION                       23

HARNISCHFEGER INDUSTRIES, INC.





HARNISCHFEGER INDUSTRIES, INC.
P.O. Box 554
Milwaukee, WI 53201


NOTICE OF ANNUAL MEETING


The annual meeting of stockholders of Harnischfeger
Industries, Inc. will be held at the Wyndham Hotel, 139 E.
Kilbourn Avenue, Milwaukee, Wisconsin, on Tuesday, April
14, 1998, at 10:00 a.m. for the following purposes:

1. To elect five persons to the Corporation's Board of Directors; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on February
16, 1998 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote is available at the Corporation's offices.

We hope that you will attend the 1998 annual meeting.
Whether or not you plan to attend, we urge you to mark, date and sign the enclosed proxy card and return it promptly so that your shares will be voted at the meeting in accordance with your instructions.


                    By order of the Board of Directors,


                    JAMES A. CHOKEY
                    Secretary


February 23, 1998



PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY
IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT


INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harnischfeger Industries, Inc. (the "Corporation") for use at the 1998 annual meeting of stockholders on Tuesday, April 14, 1998, and at any adjournment or postponement thereof. The proxy statement, proxy card and annual report are being mailed to stockholders on or about February 23, 1998.

Proxies

Properly signed and dated proxies received by the Corporation's Secretary prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, (a) FOR the election to the Board of Directors of the persons nominated by the Board and (b) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it for any reason at any time before the polls close at the meeting by filing with the Corporation's Secretary a written revocation or duly executed form of proxy bearing a later date or by voting in person at the meeting. The Corpora-tion has appointed an officer of Boston EquiServe, transfer agent for the Corporation, to act as an independent in-spector at the annual meeting.

If a stockholder is a participant in a Harnischfeger
Industries, Inc. employees' savings plan (a "401K Plan"), the proxy also serves as voting instructions with respect to shares allocated to the stockholder's 401K Plan account.
If voting instructions are not received for shares in the 401K Plan at least five days prior to the meeting, those shares will be voted in the same proportion on a proposal as the proportion of instructed votes for the 401K Plan.

Record Date, Voting and Shares Outstanding

Stockholders of record of the Corporation's common stock, $1 par value per share (the "Common Stock"), at the close of business on February 16, 1998 (the "Record Date") are entitled to vote on all matters presented at the annual meeting. As of the Record Date, 48,492,937 shares of Com-mon Stock were outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under the Corporation's bylaws, if a quorum is present, the affirma-tive vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter is required for the election of directors. The independent inspector will count the votes and ballots.
Abstentions are considered as shares represented and entitled to vote; therefore, abstentions are counted for purposes of the quorum determination but are not counted as votes cast on a given matter, having the effect of a nega-tive vote.

Broker or nominee "non-votes" on a matter will not be considered as shares entitled to vote on that matter and therefore will not be counted by the inspector in calculating the number of shares represented and entitled to vote on that matter. Such non-votes are, however, counted toward the quorum requirement.

If less than a majority of the outstanding shares of Common
Stock are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

PRINCIPAL STOCKHOLDERS AND STOCK
OWNERSHIP OF EXECUTIVE OFFICERS
AND DIRECTORS

The following table sets forth the beneficial ownership of Common Stock as of February 16, 1998 by any person known to the Corporation to own beneficially more than 5% of its Common Stock, each of the executive officers named in the Summary Compensation Table and the Corporation's executive officers and directors as a group. Beneficial ownership of these shares consists of sole voting power and sole invest-ment power except as noted below. All shares beneficially owned by the named executive officers and directors under the Executive Incentive Plan, the Supplemental Retirement and Stock Funding Plan, the Directors Stock Compensation
Plan and the June 8, 1997 Grants are voted by the trustee of the Corporation's Deferred Compensation Trust as directed by the Corporation's Management Policy Committee.

--------------------------------------------------------

Name and Address              Shares         Percent
of Beneficial Owner           Owned         of Class(1)

--------------------------------------------------------



FMR Corp.                     5,032,521(2)      10.21%
82 Devonshire Street
Boston, Massachusetts 02109

Trimark Financial Corporation 5,000,300(3)     10.14%
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario
Canada M5X 1E5

Brinson Partners, Inc.        4,609,548(4)      9.35%
209 South LaSalle
Chicago, Illinois 60604-1295

Morgan Stanley, Dean Witter,
Discover & Co.                4,261,530(5)      8.64%
1585 Broadway
New York, New York 10036

Marshall & Ilsley Corporation 2,649,363(6)      5.37%
770 North Water Street
Milwaukee, Wisconsin 53202

Pilgrim Baxter & Associates,
Ltd.                          2,628,478(7)      5.33%
825 Duportail Road
Wayne, PA 19087-5525

Jeffery T. Grade                674,629(8)      1.37%

John N. Hanson                  193,813(9)      0.39%

Francis M. Corby, Jr.          354,712(10)      0.72%

Tom Engelsman                   26,041(11)      0.05%

James A. Chokey                 15,197(12)      0.03%

All executive officers
and directors
as a group (19 persons)      1,407,101(13)      2.85%

---------------------------------------------------------

Notes:

(1) Based on 48,492,937 shares of Common Stock outstanding and 802,042 shares which are subject to options currently exercisable or which will become exercisable within 60 days of February 16, 1998.

(2) Based on information contained in a Schedule 13G, amendment no. 6, filed with the Securities Exchange
     Commission on February 6, 1998 by FMR Corp., a parent holding company. FMR Corp. reported sole voting power as to 301,858 shares, shared voting power as to 11,726 shares, sole investment power as to 5,019,949 shares and shared investment power as to 11,726 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, reported being the beneficial owner of 4,661,300 or 9.44% of the Corporation's Common Stock as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company
     Act of 1940.

(3) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on October 3, 1997 by Trimark Financial Corporation.

(4) Based on information contained in a Schedule 13G, amendment no. 1, filed with the Securities Exchange
     Commission on February 11, 1998 by Brinson Partners,
     Inc. ("Brinson"). Brinson, an investment adviser registered under Section 203 of the Investment
     Advisors Act of 1940, reported shared voting power and shared dispositive power as to these shares. The report was also filed on behalf of Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank
     Corporation.

(5) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on February 11, 1998 by Morgan Stanley, Dean Witter,
     Discover & Co. and its wholly-owned subsidiary, Miller, Anderson & Sherrerd, LLP, investment advisers registered under Section 203 of the Investment
     Advisors Act of 1940.  Morgan Stanley, Dean Witter,
     Discover & Co. reported shared voting power as to 3,745,331 shares and shared dispositive power as to 4,261,530 shares. Miller, Anderson &
     Sherrerd, LLP reported shared voting power as to 3,515,200 shares and shared dispositive power as to 4,004,500 shares.

(6) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on February 13, 1998 by Marshall & Ilsley ("M&I"). M&I reported shared voting power and share dispositive power as to these shares.

(7) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on February 12, 1998 by Pilgrim Baxter & Associates,
     Ltd. ("Pilgrim"). Pilgrim reported shared voting power as to these shares.

(8) Includes 66,000 shares Mr. Grade has a right to acquire upon exercise of stock options (including
     25,500 which become exercisable within 60 days of February 16, 1998), 920 shares beneficially owned under the Profit Sharing Plan, 245,818 shares beneficially owned under the Executive Incentive
     Plan, 177,450 shares beneficially owned under the Supplemental Retirement and Stock Funding Plan and
     179,420 shares beneficially owned under the June 8, 1997 Grant. Also includes 2,271 shares assigned to Mr. Grade's Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan.
     Award of such shares is dependent upon achievement of certain performance targets in future years.

(9) Includes 41,191 shares Mr. Hanson has a right to acquire upon exercise of stock options (including
     14,250 which become exercisable within 60 days of February 16, 1998), 22,815 shares beneficially owned under the Executive Incentive Plan and 3,745 shares beneficially owned under the Supplemental Retirement and Stock Funding Plan. Also includes 722 shares assigned to Mr. Hanson's Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan. Award of such shares is dependent upon achievement of certain performance targets in future years.

(10) Includes 66,250 shares Mr. Corby has a right to
     acquire upon exercise of stock options (including
     15,500 which become exercisable within 60 days of
     February 16, 1998), 920 shares beneficially owned
     under the Profit Sharing Plan, 44 shares beneficially
     owned under the 401K Plan, 128,775 shares
     beneficially owned under the Executive Incentive
     Plan, 52,287 shares beneficially owned under the -
     Supplemental Retirement and Stock Funding Plan and
     96,209 shares beneficially owned under the June 8,
     1997 Grant.   Includes 5,100 shares owned by Mr.
     Corby's three sons. Also includes 1,227 shares assigned to Mr. Corby's Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan. Award of such shares is dependent upon achievement of certain performance targets in future years.

(11) Includes 8,000 shares Mr. Engelsman has a right to acquire upon exercise of stock options and 18,041 shares beneficially owned under the Executive
          Incentive Plan.  On February 12, 1998, the
          Corporation announced that Mr. Engelsman had left the employ of the Corporation.

(12) Includes 2,500 shares Mr. Chokey has a right to acquire upon exercise of stock options (including 875 which become exercisable within 60 days of February 16, 1998) and 3,505 shares beneficially owned under the Executive Incentive Plan and 9,192 shares beneficially owned under the Supplemental Retirement and Stock Funding Plan.

(13) Includes the following shares held by executive officers who are not named in the table: 58,469 shares which four executive officers have a right to acquire upon exercise of stock options (including 16,222 which become exercisable within 60 days of February 16, 1998), 2,411 shares beneficially owned by three executive officers under the Profit Sharing Plan, 107 shares beneficially owned by one executive officer under the 401K Plan, 42,279 shares beneficially owned by three executive officers under the Executive Incentive Plan and 400 shares held by the wife of an executive officer as custodian for
         their minor children.    Also includes 674 shares
         assigned to three executive officers' Executive Incentive Plan accounts as a result of the "banked" bonus feature of the Plan. Award of such shares is dependent upon achievement of certain performance targets in future years. Also includes 14,808 shares for Mr. Donald Taylor, 14,208 of which are beneficially owned under the Directors' Stock Compensation Plan. Mr. Taylor is retiring as a director as of the date of the 1998 annual meeting.

See the Notes under the headings "Election of Directors" and "Continuing Directors" on pages 7 and 10 for additional information on beneficial ownership of Common Stock by directors.

ELECTION OF DIRECTORS

The following table shows certain information (including principal occupation, business experience and beneficial ownership of the Corporation's Common Stock as of February
16, 1998) concerning each of the individuals nominated by the Board of Directors for election at the 1998 annual meeting. All of the nominees are presently directors whose terms expire in 1998 and who are nominated to serve terms ending at the annual meeting in 2001. If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board.


--------------------------------------------------------------------------------
                                           Director  Proposed    Shares
                                            Since     Term      Owned(1)
---------------------------------------------------------------------------------

Larry D. Brady President of FMC
               Corporation, a world            1995      2001      3,362(2)
               leader in production of
               chemicals and machinery for
               industry, government and
               agriculture, since 1993.
               Director of FMC Corporation
               since 1989.  Director,
               National Merit Scholarship
               Foundation, National
               Association of Manufacturers
               and Tenneco Inc.  Age 55.

Francis M.
Corby, Jr.     Executive Vice President,       1996      2001 354,712(3)
               Finance and Administration
               since 1995. Senior Vice
               President, Finance and Chief
               Financial Officer from 1986
               to 1995.  Age 54.

John D. Correnti  President, Chief Executive    1994     2001   3,924(4)
               Officer and director of
               Nucor Corporation,a major
               steel producer, since 1996.
               President, Chief Operating
               Officer and Director of Nucor
               from 1991 to 1995. Director,
               CEM Corporation and Navistar
               International Corporation.  Age 50.

Robert B. Hoffman   Vice Chairman and Chief     1994     2001   3,165(5)
               Financial Officer of Monsanto
               Company, a diversified
               company in agriculture,
               pharmaceuticals and food
               products, since 1997.  Senior
               Vice President and Chief
               Financial Officer from 1994 to
               1997; Vice President-Inter-
               national of FMC Corporation
               from 1990 to 1994.

               Director, Kemper Group of
               Municipal Funds and Boatman's
               Trust Company. Age 61.

Jean-Pierre
Labruyere      Chairman and Chief            1994      2001    5,230(4)
               Executive since 1972 of
               Labruyere, Eberle, a
               financial holding   company
               based in France with global
               interests in many business
               areas including food
               distribution and involved
               in laser printing and
               electronic archiving
               business and wines
               production.  Director,
               Promodes S.A.,  Algeco S.A.
               and Martin Maurel Bank
               Banque de France Adviser.
               Age 60.
---------------------------------------------------------------------------

Notes

(1) Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. None of the nominees beneficially owned 1% or more of the Corporation's Common Stock.

(2) Includes 500 shares held jointly with his wife and 2,862 shares beneficially owned under the Directors Stock Compensation Plan.

(3)  See note 10 on page 4.

(4)  Shares beneficially owned under the Directors Stock Compensation Plan.

(5)  Includes 2,165 shares beneficially owned under the Directors Stock
     Compensation Plan.

CONTINUING DIRECTORS

The following table shows certain information concerning the directors whose terms will continue after the 1998 annual meeting including principal occupation, experience and beneficial ownership of the Corporation's Common Stock as of February 16, 1998.

--------------------------------------------------------------------------------
                                           Director  Current   Shares
                                            Since     Term     Owned(1)
---------------------------------------------------------------------------------

Robert M. Gerrity   Chairman and Chief       1994      1999      3,678(2)
               Executive Officer of Antrim
               Group Inc., a technology
               corporation, since December,
               1996.  Director and former
               President and Chief Executive
               Officer of Ford New Holland,
               now New Holland n.v., a
               London-based agricultural
               and industrial equipment
               manufacturer. Director,
               Libralter Engineered
               Systems, Rubbermaid, Inc.
               and Standard Motor Products,
               Inc.  Age 60.

Jeffery T. Grade    Chairman and Chief         1983     1999 674,629(3)
               Executive Officer since 1993.
               President and Chief
               Executive Officer from 1992
               to 1993. President and
               Chief Operating Officer
               from 1986 to 1992.
               Director, Case Corporation,
               Coeur D'Alene Mines
               Corporation and LG&E
               Energy Corp.  Age 54.

L. Donald LaTorre   President of L & G         1997    1999   1,848(4)
               Management Consultants
               Corporation, since April,
               1997.  Retired Director
               of Engelhard Corporation,
               a world-leading provider
               of environmental
               technologies, specialty
               chemical products, engineered
               materials and related
               services,  since 1997.
               President and Chief
               Operating Officer from 1995
               to 1997.  Senior Vice
               President and Chief
               Operating Officer from 1990
               to 1995. Trustee Bloomfield
               College; Chairman and
               Director Mercer University
               School of Engineering Board.
               Age 60.

Leonard Redon  Director, Rochester Area        1997     1999     998(5)
               Operations, and Vice
               President of Eastman Kodak
               Company, a company engaged
               worldwide in developing,
               manufacturing and marketing
               consumer and commercial
               imaging products, since
               December


               1997.  President and Chief
               Executive Officer of Qualex,
               Inc., the world's largest
               wholesale photoprocessor,
               from April to December, 1997.
               Vice President of Eastman Kodak
               Company and    President,
               Customer Equipment Services
               Division of Eastman Kodak
               from 1995 to 1997.  General
               Manager and Vice President of
               Government and Education
               Markets from 1994 to 1995.
               General Manager and Vice
               President of Markets
               Development,  U.S. and
               Canada, from 1991 to 1994.
               Director, Qualex, Inc. and
               Technology Service Solutions.
               Age 46.

Donna M. Alvarado   Principal of Aguila        1992     2000   4,355(6)
               International, an
               international business
               development    consulting firm,
               since 1994.  President
               and Chief Executive Officer
               of Quest International, a
               non-profit educational
               organization, from 1989 to
               1994.  Director, Park
               National Bank.  Age 49.

Harry L. Davis Professor of Creative           1987     2000 11,315(5)
               Management at the
               University of Chicago since
               1994.  Professor of
               Marketing from 1963 to 1994.
               Deputy Dean of the Graduate
               School of Business at the
               University of Chicago from
               1983 to 1993.  Director,
               Golden Rule Insurance
               Company.  Age 60.

John N. Hanson President and Chief             1996     2001 193,813(7)
               Operating Officer since
               1996.  Executive Vice
               President and Chief
               Operating Officer from 1995
               to 1996.  President and Chief
               Executive Officer of Joy
               Technologies  Inc. from 1994
               to 1995.  President, Chief
               Operating Officer and
               Director of Joy
               Technologies Inc. from 1990
               to 1995.  Director, Arrow
               Electronics.  Age 56.

Ralph C. Joynes     Retired Vice Chairman,        1988    2000  11,721(8)
               President and Chief
               Operating Officer of USG
               Corporation, international
               manufacturer of building
               materials and construction
               systems.  Age 69.
---------------------------------------------------------------------------

Notes

(1) Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. None of the continuing directors beneficially owned 1% or more of the Corporation's Common Stock except Mr.
     Grade who beneficially owned 1.37%.

(2)  Includes 2,678 shares beneficially owned under the Directors Stock
     Compensation Plan.

(3)  See note 8 on page 4.

(4)  Includes 848 shares beneficially owned under the Directors Stock Compensation
     Plan.

(5)  Shares beneficially owned under the Directors Stock Compensation Plan.

(6)  Includes 3,855 shares beneficially owned under the Directors Stock
     Compensation Plan.

(7)  See note 9 on page 4.

(8)  Includes 10,721 shares beneficially owned under the Directors Stock
     Compensation Plan.


BOARD MEETINGS, COMMITTEES,
AND COMPENSATION

The Board of Directors held six meetings during fiscal
1997. All incumbent directors attended at least 75% of the total number of meetings of the Board and committees of which they were members except Mr. Labruyere who attended
73% of the meetings of the Board and committees of which he was a member.

BOARD COMMITTEES

The Board has Audit, Human Resources, Finance and Strategic Planning, Pension and Executive Committees.

Audit Committee

Current members of the Audit Committee are Robert B.
Hoffman (Chair), John D. Correnti, Ralph C. Joynes, Jean-Pierre Labruyere and Leonard E. Redon. The functions of the Audit Committee are to: (i) recommend for appointment independent auditors for the Corporation, (ii) review and approve the scope of the annual audit and proposed budget for audit fees, (iii) review the results of the annual audit with the independent auditors, (iv) review the auditors' management letters with the independent auditors and engage in appropriate follow-up with the corporate staff, (v) determine that appropriate action is taken if any irregularities are uncovered, (vi) review with the independent auditors the Corporation's internal controls,
(vii) review the activities of the internal auditors and
(viii) report to the Board on the activities and findings of the Audit Committee and make recommendations to the Board based on such findings. The Audit Committee met three times during fiscal 1997.

Human Resources Committee

Current members of the Human Resources Committee are Harry
L. Davis (Chair), Donna M. Alvarado, Larry D. Brady, John
D. Correnti and Robert M. Gerrity. The functions of the Hu-man Resources Committee are to: (i) periodically review and approve the compensation structure for the Corporation's key executives, including salary rates, participation in any incentive bonus plan, fringe benefits, non-cash perquisites and all other forms of compensation, (ii) ad-minister the Corporation's stock option and stock-based compensation plans, (iii) periodically review the executive manpower of the Corporation and make recommendations to the Board as appropriate and (iv) receive, consider and present to the Board for its consideration nominations to fill vacancies in the Board of Directors.

Stockholders who wish to recommend persons to become directors of the Corporation should direct their recommendations to the Human Resources Committee in care of the Corporation. The Human Resources Committee met four times during fiscal 1997.

Finance and Strategic Planning Committee

Current members of the Finance and Strategic Planning Committee are Larry D. Brady (Chair), Harry L. Davis,
Robert M. Gerrity, Robert B. Hoffman and L. Donald LaTorre. The functions of the Finance and Strategic Planning Com-mittee are to: (i) periodically review with management of the Corporation the financial structure of the Corporation and the appropriateness of such structure given the short-term and long-term goals of the Corporation, (ii) review specific financial proposals of management which require
Board approval and make recommendations to the Board as appropriate, (iii) review with management the strategic plans of management for the Corporation and (iv) review specific recommendations of management relating to acquisitions, divestitures and other strategic activities requiring approval of the Board and make recommendations to the Board as appropriate. The Finance and Strategic Plan-ning Committee met twice during fiscal 1997.

Pension Committee

Current members of the Pension Committee are Donna M.
Alvarado (Chair), Ralph C. Joynes,

Jean-Pierre Labruyere, L. Donald LaTorre and Leonard E.
Redon. The functions of the Pension Committee are to: (i) periodically review the investment policy of the Corpora-tion's Pension and Investment Committee, (ii) periodically review the actions and performance of the Pension and In-vestment Committee and any other administrative committees for retirement plans and trusts for which the Corporation sponsors or may hereafter sponsor (a "Plan" or "Trust"), including the implementation by such committees of the investment policy, (iii) make recommendations to the Board regarding the membership of the Pension and Investment Com-mittee, (iv) review the need for the establishment of any new Plan or Trust, the termination of any existing Plan or Trust and the adoption of any amendment to any single Plan that would result in an increase in current Plan liabilities in excess of $5,000,000 and (v) report to the Board on the activities and findings of the Pension Com-mittee and make recommendations to the Board based on those findings. The Pension Committee met twice during fiscal
1997.

Executive Committee

Current members of the Executive Committee are Jeffery
T. Grade (Chair), Donna M. Alvarado, John D. Correnti,
Harry L. Davis,  Robert B. Hoffman and Ralph C. Joynes.
The function of the Executive Committee is to act upon a matter when it determines that prompt action is in the best interest of the Corporation and it is not possible to call a meeting of the full Board. The Executive Committee did not meet during fiscal 1997.

COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the Corporation receive an annual retainer fee of $22,600, a fee of $1,250 for each Board meeting attended and a fee of $1,000 for each Board committee meeting attended. Com-mittee chairs receive $1,250 for each committee meeting attended. Directors who are officers of the Corporation earn no additional remuneration for their services as directors.

In 1991, the Corporation established a Directors Stock Com-pensation Plan under which non-employee directors are allowed to elect to defer up to 100% of their fees by con-verting their fees into Common Stock to be held in trust until termination of their status as directors.

In February, 1997, the Board established an incentive compensation plan for outside directors based on the same
Economic Value Added ("EVA") performance targets used for the Corporation's Executive Incentive Plan. Under the
Plan, non-employee directors are eligible to earn annual incentive compensation awards in addition to annual retainer and meeting fees. Incentive compensation is determined by multiplying $25,000 by a figure which represents the EVA performance of the Corporation in a given year expressed as a percentage of the EVA performance target for that year. Incentive compensation awards are converted into shares of Common Stock under the Directors Stock Compensation Plan and held in trust until the director's status as a director terminates.

In October 1997, the Board established a long-term compensation plan for outside directors designed to reward directors in the same way that senior executives of the Corporation will be rewarded if the Corporation's Common
Stock achieves certain high performance targets over a five year period. Under the plan, awards of up to 6,000 shares of Common Stock may be made to each non-employee director upon achievement of pre-established stock price improvement factors. The base stock price was set at $40.87 per share.
A portion of the shares will be awarded if the stock price increases by 30% over the base price within three years and all the shares will be awarded if the stock price increases
50% within three years or 70% within five years. If target prices are not met, none of the shares will be awarded.
Any shares that are awarded will be held in trust until the director's status as a director terminates.

EMPLOYMENT CONTRACTS AND
TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL
ARRANGEMENTS

There are no employment contracts between the Corporation and any of its executive officers.

The Executive Incentive Plan, the Supplemental Retirement and Stock Funding Plan, the June 8, 1997 Grants and the
Long-Term Compensation Plan for Key Executives provide for the distribution of accrued benefits following termination of a participant's employment with the Corporation.

These plans also provide that, in the event of a "Change in Control" as defined in the Corporation's Deferred
Compensation Trust, the Corporation will purchase for cash all shares of Common Stock then allocated to all participants' accounts at the highest per-share price actu-ally paid in connection with such Change in Control and cash proceeds will be distributed to the participants. The
1996 Stock Incentive Plan provides that, upon a Change in Control, all outstanding option grants become exercisable.
All existing options under the 1988 Incentive Stock Plan become exercisable upon a Change in Control.


TRANSACTIONS WITH MANAGEMENT

From time to time, the Corporation uses The Relocation
Center to assist executives who are required by the Corporation to change their places of residence. The
Corporation pays The Relocation Center to purchase the homes for their appraised values and reimburses The
Relocation Center for costs incurred in marketing the homes. Proceeds from the sale of homes by The Relocation
Center are then paid to the Corporation. In Fiscal 1997 the Corporation paid The Relocation Center to purchase Mr.
Chokey's home for $530,000, its appraised value.

Prior to the acquisition of Joy Technologies Inc.
("JTI") by the Corporation, JTI lent Mr. Hanson
$240,000 in connection with a program in which JTI lent
executives money to encourage them to purchase and own JTI
stock.  The Corporation succeeded to the loan as a result
of the JTI acquisition.  The loan matured on July 1, 1997
and has been extended by the Corporation for a one year
period.   Mr. Hanson pays interest on the balance at the
annual rate of 6.22%. The Corporation holds 10,000 shares of Common Stock as collateral for repayment of the loan.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation awarded to, earned by or paid to the Corporation's Chief Executive
Officer and each of the four most highly compensated execu-tive officers other than the Chief

Executive Officer who were serving as executive officers at the end of fiscal 1997 for services rendered to the Corpo-ration and its subsidiaries during fiscal 1997, 1996 and 1995.



                                                        Long-Term
                    Annual Compensation                Compensation
                                                  Awards                     Payouts
                                                                   Secu-
                                             Other   Restricted   rities             All
     Name                                   Annual    Stock       Under-            Other
     and                                    Compen-  Award(s)     lying     LTIP    Compen-
Principal Position   Year   Salary  Bonus   sation     ($)       Options   Payouts sation
                             ($)    ($)      ($)       (2)        /SARS      ($)      ($)
                                    (1)      (1)                    (#)      (3)    (1)(4)
-----------------------------------------------------------------------------------------------

Jeffery T. Grade     1997  660,000    -    406,393       -          -      246,011   686,052
Chairman and         1996  600,000    -    390,183       -       42,000    253,998   750,102
Chief Executive      1995  554,928    -    359,989     86,625    35,000     79,377   764,168
Officer

John N. Hanson (5)   1997 432,600  260,973 122,699       -          -       47,755   233,894
President and Chief  1996 381,691  253,750 104,295       -       31,000     22,683   244,232
Operating Officer    1995 301,153  148,500  38,060       -       26,000       -      720,721


Francis M. Corby,Jr. 1997 350,004     -   239,391        -          -       131,544  367,996
Executive Vice       1996 324,000     -   242,694        -        26,000    129,288  409,794
President for        1995 295,025     -   214,281      43,312     21,000     37,462  409,374
Finance and
Administration

Tom Engelsman(5)     1997 340,260     -    88,348        -          -         3,980  262,423
Senior Vice
President and
President
Beloit Corporation


James A. Chokey(5)   1997 213,336  109,441 36,480        -          -          -     114,613
Executive Vice
President, Secretary
and General Counsel


Notes

(1) Participants in the Executive Incentive Plan may elect to defer up to 100% of their cash bonuses by converting such bonuses into Common Stock at a 25% discount from the average closing price of the Common
     Stock for the last month of the fiscal year. All such stock is held in the Corporation's Deferred
     Compensation Trust and may not be withdrawn by a participant as long as the participant remains an employee of the Corporation. All of the named executive officers elected to convert 100% of their cash bonuses into Common Stock under this plan in each of the last three fiscal years except Mr. Hanson who became an executive officer during fiscal 1995 and who elected to convert 50% of his 1996 and 1997 cash bonuses into Common Stock under the plan and Mr. Chokey who became an executive officer in 1997 and elected to convert
     50% of his 1997 cash bonus into Common Stock under the Plan. The Executive Incentive Plan also provides that dividends on shares held in participants' accounts are reinvested in Common Stock at a 25% discount from market prices. The dollar values of the differences between (i) the bonus amount converted and the market value of the shares purchased and (ii) the dollar amounts attributable to the discount upon the reinvestment of dividends are included in the "Other Annual Compensation" column.
     The dollar value of the bonus amounts that have been converted into stock and deferred are reported in the "LTIP Payouts" and "All Other Compensation" columns.

(2) No restricted Common Stock is outstanding. Amounts in 1995 represent the market value on the date of grant of Restricted Common Stock granted in 1995 which also vested during fiscal 1995.

(3) Represents the portion of the bonus earned in 1997 that resulted from bonuses that were "banked" in prior years under the EVA Bonus Program described on page 22. Each of the executives elected to defer these amounts under the Executive Incentive Plan except Mr. Hanson and Mr. Chokey who elected to defer
     50% of these amounts.

(4) Includes the following amounts which represent bonuses earned in 1997 (net of amounts reported under LTIP Payouts) and deferred and converted into Common
     Stock by the named executives under the Executive
     Incentive Plan as described in Note 1 above:  Jeffery
     T. Grade $677,160; John N. Hanson $221,924;  Francis
     M. Corby, Jr. $359,104; Tom Engelsman $257,237; and
     James A. Chokey $109,441.  Also includes $3,420 for
     Mr. Grade, Mr. Hanson and Mr. Corby and $3,150 for
     Mr. Engelsman and Mr. Chokey which represents cash payments under the Profit Sharing Plan and the following amounts paid by the Corporation during fiscal 1997 for group term life insurance premiums for the benefit of the executives: Jeffery T. Grade
     $5,472; John N. Hanson $8,550; Francis M. Corby, Jr.
     $5,472; Tom Engelsman $2,036 and James A. Chokey
     $2,022. Includes $630,000 for Mr. Hanson in 1995 which the Corporation became obligated to pay in connection with the acquisition of Joy Technologies
     Inc.

(5)  Information for Mr. Hanson covers the period since
     November 29, 1994, the date the Corporation acquired
     Joy Technologies Inc. Information for Mr. Engelsman and Mr. Chokey covers fiscal 1997, the year each became an executive officer of the Corporation. On
     February 12, 1998, the Corporation announced that Mr.
     Engelsman had left the employ of the Corporation.

HUMAN RESOURCES COMMITTEE
REPORT ON EXECUTIVE
COMPENSATION

The Human Resources Committee met four times during fiscal
1997. Throughout the year the Committee Chairperson also maintained a dialogue concerning compensation and organizational development issues with senior management of the Corporation.

The Committee considered both corporate performance and individual contributions in its deliberations on executive compensation and relied on the personal knowledge and experience of its members as well as compensation survey data from a large number of comparable durable goods manufacturing companies.

The Committee continues to be guided by the following fundamental considerations:

1.   The need to attract and retain competent  management.

2. The desire to set pay levels which are competitive with levels being paid in similar businesses.

3. The intent to reward management for a mix of long-term and short-term accomplishments.

4. The need to link executive pay levels to quantifiable benchmarks.

5.   The belief that base salaries should be
     conservative (50th percentile of comparable companies) but that incentive opportunities should allow for above average total compensation (75th percentile of comparable companies) if warranted by the performance of the Corporation.

Cash Compensation

Consistent with the considerations listed above, the Committee uses compensation survey data from comparable companies when determining the salary and incentive compensation components of cash compensation. Since 1994, the Corporation's key employee incentive compensation
(bonus) plans have been based on the concept of Economic
Value Added ("EVA"). Under EVA, focus is shifted from budget performance to the after-tax returns produced on capital investment in the business, and managers are rewarded for adding and creating economic value in their respective businesses. The hurdle becomes the Corporation's weighted average after-tax cost of capital and rewards are linked to the difference management is able to produce between that cost and corporate earnings. The
EVA target is raised each year by an "improvement factor" so that increasingly higher EVA benchmarks must be attained in order to earn the same level of incentive pay.

More than 350 executives participated in EVA based incentive plans in 1997 with targeted bonus opportunities ranging from 10% to 90% of base pay.

In those business units where the EVA incentive plan produces bonuses in excess of 125% of the target two thirds of the excess amount is "banked" for credit toward incentive compensation in future years and may be forfeited if future performance targets are not achieved.

Companies which have adopted EVA have seen a positive relationship between improved EVA and increased common stock prices. While no promise of improved performance should be inferred, the Committee believes that EVA is one of the contributing factors toward improved stock performance of the Corporation.

Profit Sharing

Beginning in fiscal 1995, the Corporation's Profit Sharing
Plan was more closely linked with EVA concepts. All domestic salaried and non-bargaining unit hourly employees participate in this plan which pays a 3% cash bonus for attainment of a business unit's EVA target. Across the Corporation, the average payment for 1997 was approximately 3.4% of a participating employee's base pay. For purposes of the plan, the maximum base pay which can be used for calculations is $100,000.

Stock-Based Compensation

The Committee administers a number of stock-based plans which are designed to encourage management to own the Corporation's Common Stock. The Committee strongly believes that ownership by management of significant amounts of the Corporation's Common Stock is an important linkage to shareholder value.

New Long-Term Compensation Plan

In August 1997, following the recommendation of the Committee, the Board approved a new long-term incentive compensation plan designed to dramatically restructure incentives toward achieving high performance in the Corporation's Common Stock. The new plan retains the key elements of aligning the interests of senior executives with those of stockholders, focusing management efforts on the creation of value in the long term, and increasing executive stock ownership. The plan focuses on achieving high performance and concentrates executives as a team on reaching the plan's goals.

Under the new plan, eleven officers of the Corporation forego stock option grants during the five year life of the plan. Awards of up to an aggregate of 1,200,000 shares may be made based upon achievement of pre-established stock price improvement factors. The base stock price was set at $40.87 per share. A portion of the shares will be awarded if the stock price increases by 30% over the base price within three years and all the shares will be awarded if the stock price increases 50% within three years or 70% within five years. If target prices are not met, none of the shares will be awarded. As a result of adopting this plan, no stock options were granted in fiscal 1997 to the senior executives participating in the plan.

Stock Options

The Committee in its discretion may award stock options to key contributors to the Corporation's success. Such grants give recipients the right to purchase the Corporation's
Common Stock at an exercise price equal to the average of the high and low price of the stock on the New York Stock
Exchange on the date of the grant. All option grants give the holder a ten year right to purchase. Vesting occurs over a 42 month period. Because of the adoption of the new long-term compensation plan, no stock options were granted to the Corporation's senior executives in fiscal 1997.

Restricted Common Stock

On June 8, 1997, restricted stock granted to two senior executive officers during the previous year in connection with the cancellation of employment agreements was surrendered in exchange for comparable payment rights based on stock held in the Corporation's deferred compensation trust. As a result, the Corporation currently has no restricted stock outstanding.

Stock in Lieu of Bonus

The Committee believes it is important for management to become significant stockholders in the Corporation.
Accordingly, under the Executive Incentive Plan as adopted by the Committee and approved by stockholders in 1992, selected participants in the Corporation's designated bonus program may elect to receive all or a part of their incentive compensation in stock in lieu of cash payments.

This plan, strongly supported by the Committee, encourages approximately 70 members of senior management to convert up to 100% of their cash bonuses into shares of Common Stock of the Corporation. As both an inducement and due to restrictions placed on the sale of the stock, the plan allows executives to convert their bonuses into stock at a 25% discount from the current market price. This stock must be placed in a grantor trust maintained by the Corporation and may not be accessed until the executive retires or terminates employment. Dividends remain in the account and are used to buy additional shares, also at a 25% discount.

Since inception, participants in this plan have deferred incentive compensation equivalent to over one million shares, further aligning their interests with those of stockholders.

Chief Executive Officer Compensation

The performance and contributions of the Chairman and Chief
Executive Officer Jeffery T. Grade were reviewed at length by the Committee at its October, 1996 and 1997 meetings.
Recognizing the continued and significant progress the Corporation has made as a result of his leadership, Mr.
Grade's base pay was increased at the October, 1996 meeting from $600,000 to $660,000. At the October, 1997 meeting,
Mr. Grade's base pay was increased from $660,000 per year to $700,000, an increase of 6.1%. Based on outside survey data, Mr. Grade's new base salary is slightly above the 50th percentile for comparable companies, the 50th percentile being the Committee's stated compensation benchmark. The Committee believes that Mr. Grade's salary is in line with that paid to Chief Executive Officers of comparable companies and is appropriate for the size of the Corporation and his scope of responsibilities.

Under the terms of the Corporation's Executive Incentive
Plan, Mr. Grade earned incentive compensation of $923,171 for fiscal 1997, including $175,069 credited to Mr. Grade's
1997 incentive compensation as a result of amounts "banked" in 1995 and $70,942 credited in 1997 as a result of amounts
"banked" in 1996. No amount was "banked" in 1997 under the EVA method of calculating incentive compensation. The amount of the 1997 bonus was determined by the Corporation's corporate performance which exceeded the 1997
EVA target by 14%, entitling Mr. Grade and certain other senior executives to an incentive equal to 114% of their individual bonus targets, which, in Mr. Grade's case, was 90% of base pay.

The total cash compensation earned by Mr. Grade in 1997 was $1,583,171 (including the amounts banked in 1995 and 1996 and payable in 1997 and the 1997 Profit Sharing payment).
Mr. Grade was not granted stock options during 1997.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of the compensation paid in a taxable year by a publicly held corporation to the Chief
Executive Officer and any other executive officer whose compensation is required to be reported in the Summary
Compensation Table. However, qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. It continues to be the Committee's intent to take the necessary steps to satisfy these conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

In Summary

The Committee believes that the compensation paid to senior executives is in line with performance and is comparable to that being paid in similar corporations.

Respectfully,

Harry L. Davis (Chair)
Donna M. Alvarado
Larry D. Brady
John D. Correnti
Robert M. Gerrity
Donald Taylor

PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder
return on the Corporation's Common Stock over the last five
fiscal years as compared to the returns of the Standard &
Poor's 500 Stock Index and the Dow Jones Heavy Machinery
Index.  The Heavy Machinery subgroup consists of AGCO
Corporation, Case Corporation, Caterpillar Inc., Deere &
Co., and Harnischfeger Industries, Inc.  AGCO Corporation
and Case Corporation were added to the Heavy Machinery
subgroup on July 1, 1996 while Clark Equipment, Indresco,
Inc., Manitowoc Co. and Nacco Industries were removed from
the subgroup.  Case Corporation began trading on June 24,
1996.   The graph assumes $100 was invested on October 31,
1992 in (a) the Corporation's Common Stock, (b) the
Standard & Poor's 500 Stock Index and (c) the Heavy Machin-ery Index and assumes reinvestment of dividends.

               10/31/92  10/31/93  10/31/94  10/31/95  10/31/96  10/31/97
               --------  --------  --------  --------  --------  --------

S&P 500          100        115       119       151       187       247
Machinery Group  100        184       216       235       302       411
Harnischfeger    100        131       151       192       247       245

                                    Machinery Group = CAT, DE, HPH, AG, CSE

PENSION PLAN TABLE

The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the Corporation's defined benefit pension plan (and excess benefit arrange-ments defined below) at the indicated remuneration levels.

Remuneration covered by the plan includes the following amounts reported in the Summary Compensation Table: salary and bonus (including the cash value of bonuses forgone for stock under the Executive Incentive Plan). "Banked" bonuses are not included.

The years of service credited for each of the executive officers named in the Summary Compensation Table are:
Jeffery T. Grade, 29 years; John N. Hanson, 8 years; Fran-cis M. Corby, Jr., 17 years; Tom Engelsman, 2 years; and
James A. Chokey, 15 years.

Benefits are based both upon years of service and the highest consecutive five year average annual salary and incentive compensation during the last ten calendar years of service. Estimated benefits under the retirement plan are subject to the provisions of the Internal Revenue Code which limit the annual benefits which may be paid from a tax qualified retirement plan. Amounts in excess of such limitations will either be paid from the general funds of the Corporation or funded with Common Stock under the terms of the Supplemental Retirement and Stock Funding Plan. The estimated benefits in the table above do not reflect off-sets under the plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security benefit.




                                            Years of Service
               -----------------------------------------------------------------

Remuneration   10          15          20          25         30         35

               -----------------------------------------------------------------

$   400,000 $  60,000  $ 90,000  $120,000     $150,000   $180,000   $210,000
    500,000    75,000   112,500   150,000      187,500    225,000    262,500
    600,000    90,000   135,000   180,000      225,000    270,000    315,000
    700,000   105,000   157,500   210,000      262,500    315,000    367,500
    800,000   120,000   180,000   240,000      300,000    360,000    420,000
    900,000   135,000   202,500   270,000      337,500    405,000    472,500
  1,000,000   150,000   225,000   300,000      375,000    450,000    525,000
  1,100,000   165,000   247,500   330,000      412,500    495,000    577,500


OPTION EXERCISES AND
FISCAL YEAR-END VALUES

The following table sets forth information with respect to the five executive officers named in the Summary
Compensation Table concerning the number of shares acquired on exercise of options, the value realized and the number and value of options outstanding at the end of the last fiscal year.




                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND FY-END OPTION/SAR VALUES (1)


                                   Number of Securities     Value of Unexercised
                                   Underlying Unexercised       in-the-Money Options/
                                   Options/SARS at              SARs at Fiscal Year-
               Shares              Fiscal Year End (#)          End($)(3)
               Acquired
                  on      Value
               Exercise  Realized
Name              (#)    ($)(2)    Exercisable    Unexercisable   Exercisable Unexercisable

Jeffery T. Grade    -       -       40,500          55,250         $361,760   $269,748

John N. Hanson      -       -       26,941(4)       36,250          262,421    140,384

Francis M. Corby,
Jr.             14,000   248,436    50,750          33,750          701,986    162,746

Tom Engelsman       -       -        8,000          14,000           45,110     54,080


James A. Chokey     -       -        1,625           4,875            1,308      3,924



Notes

(1)  No Stock Appreciation Rights (SARs) are outstanding.

(2) Based on the market value of the stock on the date of exercise less the exercise price and withholding tax paid by the recipient.

(3)  Based on the closing price of the Corporation's
     Common Stock on the New York Stock Exchange at the end of the fiscal year of $39.375

(4)  Includes 6,191 options under the Joy Technologies
     Inc. Stock Option Plan (the "Joy Option Plan"). As a consequence of the merger of the Corporation and Joy
     Technologies Inc. in November, 1994, all options that had been granted under the Joy Option Plan to any Joy
     Technologies Inc. employees were converted into options to purchase the Corporation's Common Stock.

LONG-TERM INCENTIVE
COMPENSATION

The Corporation provides long-term incentive compensation opportunities to its executives through the Long-Term
Compensation Plan for Key Executives and the "Banked Bonus" feature of the Executive Incentive Plan.

Long-Term Compensation Plan for Key Executives

In August 1997, the Board of Directors adopted a long-term compensation plan for eleven of its key executives under which up to an aggregate of 1,200,000 shares of Common
Stock may be awarded to the executives if certain price stock price targets are met. Under the new plan, the eleven officers forgo stock option grants during the five-year life of the plan. Awards will be made upon achievement of pre-established stock price improvement factors. The base stock price was set at $40.87 per share.
A portion of the shares will be awarded if the stock price increases by 30% over the base price within three years and all the shares will be awarded if the stock price increases 50% within three years or 70% within five years. If target prices are not met, none of the shares will be awarded.
Any shares that are awarded are held in trust until the officer's employment with the Corporation terminates.

"Banked Bonus"

As described in the Human Resources Committee Report on
Executive Compensation, incentive compensation for senior executives is based on the concept of Economic Value Added
("EVA"). The EVA method of calculating incentive compensation has a "Bonus Bank" feature which is designed to ensure that EVA improvements are sustained over a period of years. The bonus paid to an executive for any fiscal year is equal to the earned bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the bonus earned, if any, in excess of 125% of the target bonus.
Two-thirds of any bonus earned in excess of 125% of the target bonus is credited to the Bonus Bank for possible future payment to the executive or forfeiture under the terms of the EVA program. A Bonus Bank account is at risk in the sense that in any year the earned bonus is negative, the negative bonus amount is subtracted from the Bonus Bank balance. The executive is not expected to otherwise repay negative balances in the Bonus Bank.

For those executives who have elected to defer their cash bonuses by converting such bonuses into Common Stock under the terms of the Executive Incentive Plan, the "banked" portion of any bonus is converted into Common Stock on the same terms as the "unbanked" portion of the bonus. Because earned bonuses did not exceed 125% of the EVA target for fiscal 1997, no amounts were added to the Bonus Bank in 1997.

OTHER INFORMATION

Auditors

The Board of Directors has selected Price Waterhouse as independent accountants for the fiscal year ending October
31, 1998. Price Waterhouse has served the Corporation as auditors since 1925. A representative of Price Waterhouse will be present at the 1998 annual meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.


Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 1998 annual meeting. Should any additional matters properly come be-fore the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.


Submission of Stockholder Proposals

All stockholder proposals to be presented at the 1999 annual meeting must be received by the Corporation not later than October 25, 1998 in order to be considered for inclusion in the Corporation's proxy statement and proxy for that meeting under SEC Rule 14a-8. In addition, the Corporation's bylaws require that stockholder proposals must be received by the Corporation not less than ninety days before the meeting in order to be submitted at the meeting.

Cost of Proxy Solicitation

The Corporation will pay the cost of preparing, printing and mailing proxy materials as well as the cost of solicit-ing proxies on behalf of the Board. In addition to using the mails, officers and other employees may solicit proxies in person and by telephone and telegraph. The Corporation has also retained Kissell-Blake, Inc., a professional proxy solicitation firm, and will pay such firm its customary fee, which is anticipated not to exceed $5,500, plus expenses, to solicit proxies from banks, brokers and other nominees having shares registered in their names which are beneficially owned by others.


Section 16(a) Beneficial Ownership
Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during the last fiscal year and Forms 5 and amendments thereto furnished to the Corporation with respect to the last fiscal year, the Cor-poration is not aware that any director, officer or benefi-cial owner of more than 10% of the Corporation's Common
Stock failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the last fiscal year.

                    By order of the Board of Directors

                    JAMES A. CHOKEY
                    Secretary


                    February 23, 1998

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

P                          HARNISCHFEGER INDUSTRIES, INC.
R                ANNUAL MEETING OF STOCKHOLDERS - APRIL 14, 1998
0            This Proxy Solicited on Behalf of the Board of Directors
X
Y         The undersigned hereby appoints Jeffery T. Grade and James A. Chokey, and each of them, proxies, with power of substitution, to vote the shares of stock of Harnischfeger
     Industries, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Harnischfeger
     Industries, Inc. allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders to be held on April
     14, 1998 at 10:00 a.m., CST, at the Wyndham Hotel, 139 E. Kilbourn Avenue, Milwaukee,
     Wisconsin, and at any adjournment or postponement thereof.

          WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE
     VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR
     DIRECTORS IN PROPOSAL 1 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS
     APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGEMENT ON SUCH OTHER BUSINESS AS MAY COME
     BEFORE THE MEETING.

          (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)  /SEE REVERSE
                                                              SIDE/

/ X /     Please mark
          votes as in
          this example


       The Board of Directors recommends a vote FOR Proposal 1.
  1.   To elect five directors to        2.   To transact such other business as may properly
       serve for terms of three years.        come before the Annual Meeting and any adjournment
                                              or postponement thereof.
       Nominees:Larry D. Brady, Francis
               M. Corby, Jr., John D.
               Correnti, Robert B. Hoffman
               and Jean-Pierre Labruyere

       /  / FOR       /  /  WITHHELD

            ALL             FROM ALL
            NOMINEES        NOMINEES


  / /
       --------------------------------------
       For all nominees except as noted on the
       line above.

                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                                 STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 Please sign exactly as your name appears.  If acting as
                                 attorney, executor, trustee or in representative
                                 capacity, sign name and title.


Signature(s):                  Date:        Signature(s):                    Date:
            ----------------        -------              -------------------        -------

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